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                        [LETTERHEAD OF THE COOPER COMPANIES]

NEWS RELEASE
CONTACT:

Norris Battin
nbattin@usa.net
----------------

FOR IMMEDIATE RELEASE

            COOPER COMPANIES' WOMEN'S HEALTHCARE UNIT TO ADD PRODUCTS
                            FROM BEI MEDICAL SYSTEMS

IRVINE, Calif., October 4, 1999--The Cooper Companies, Inc. (NYSE/PCX: COO) today announced that its CooperSurgical unit has entered into a purchase agreement to acquire a group of women's health care products from BEI Medical Systems Company, Inc. (NASDAQ: BMED). Revenue for these products were about
$8 million in the twelve months ended August 31, 1999. CooperSurgical's revenue was $21.7 million through the first nine months of its fiscal year which ends on October 31, 1999. Cooper expects the transaction to close in approximately 30 days.

The products to be acquired include well-known brands of uterine manipulators and other niche products for the gynecological surgery market. Physicians use these products both in their offices and in hospitals. The majority of them are disposable.

Completion of the purchase is subject to the approval of the shareholders of BEI and other customary conditions. Cooper expects that the transaction will be accretive to earnings in fiscal 2000.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including statements about Cooper's capital resources, anticipated revenue growth, operating results and market conditions. Since the outcome of forward-looking statements is uncertain, risky and, indeed, may not occur, investors should not rely on them to predict the future.






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To identify forward-looking statements, look for words like "believes,"
"expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates", and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, significant disruptions caused by third parties failing to address the year 2000 issue or by unforeseen delays in completing our year 2000 compliance program, acquisition integration costs, foreign currency exchange exposure including the potential impact of the Euro, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental clean-up costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended
October 31, 1998.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. Corporate offices are located in Irvine and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's Internet address is www.coopercos.com.

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